ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             INTER-TEL, INCORPORATED


Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:   The name of the corporation is Inter-Tel, Incorporated.

SECOND:  Attached hereto as Exhibit A is the text of each amendment adopted.

THIRD: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

FOURTH:  The amendment was adopted the 14th day of November 1997.

FIFTH: The amendment was approved by the shareholders. There is one voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment was adopted and the votes cast for and against the amendment were as follows.

         The voting group consisting of 23,563,464 outstanding shares of Common Stock is entitled to 23,563,464 votes. There were 11,969,168 votes present at the meeting. The voting group cast 9,899,140 votes for approval, 1,751,065 votes against approval of the amendment and 318,963 abstentions from voting on the amendment to article V paragraph 1. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

         DATED AS OF THIS November 18, 1997.

                                             Inter-Tel, Incorporated


                                             By: /s/ John Abbot
                                                -----------------------

                                             Title:  Treasurer
                                                   --------------------
Attest:


/s/ John L. Gardner
------------------------
John L. Gardner, Assistant Secretary

                                ACKNOWLEDGEMENTS


State of Arizona           )
                           )  ss.
County of Maricopa         )



         The foregoing  instrument was  acknowledged  before me this 18th day of
November,  1997,  by  John  Abbott  of  Inter-Tel,   Incorporated,   an  Arizona
corporation, on behalf of the corporation.



                                           /s/ Dina Lansdell
                                           ---------------------------------
                                           Notary Public


My Commission Expires: 6-11-99


                                ACKNOWLEDGEMENTS


State of Arizona           )
                           )  ss.
County of Maricopa         )


         The foregoing instrument was acknowledged before me this 18th day of November, 1997, by John L. Gardner of Inter-Tel, Incorporated, an Arizona corporation, on behalf of the corporation.



                                           /s/ Dina Lansdell
                                           ---------------------------------
                                           Notary Public

                                   EXHIBIT "A"
                     AMENDMENT TO ARTICLES OF INCORPORATION


The first paragraph of Article V of the Articles of Incorporation of Inter-Tel, Incorporated is hereby amended to read as follows:

                                    ARTICLE V

This Corporation is authorized to issue only one class of shares, which shall be designated Common Shares. The total authorized number of such shares is 100,000,000.